Exhibit 99.1

TREE.COM REPORTS RECORD FIRST QUARTER 2014 FINANCIAL RESULTS

•	Record revenue of $40.0 million; 43% above first quarter 2013

•	Variable Marketing Margin of $15.2 million; 13% over first quarter 2013

•	Net Loss from Continuing Operations of $5.8 million

•	Adjusted EBITDA of $4.5 million; 10% over first quarter 2013

•	Mobile exceeds 50% of lending segment traffic for the first time in April, leveraging improved mobile web experience

•	Increasing full year 2014 revenue guidance

CHARLOTTE, NC - May 6, 2014 - Tree.com, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online source for competitive home loan offers, today announced results for the quarter ended March 31, 2014.
"The first quarter was another solid one for Tree.com as we produced record revenue exceeding our guidance, exceeded our guidance on variable marketing margin and delivered the high end of our guidance for adjusted EBITDA," said Doug Lebda, Chairman & CEO of Tree.com. "We continued to separate ourselves from the overall mortgage market, while substantially growing our non-mortgage revenue streams."
"Revenue from our non-mortgage products was up 108% over Q1 2013, thanks to continued improvement in our home equity and autos businesses, and the addition of our reverse mortgage offering and the enhancement to our personal loan offering in 2013, which continue to scale rapidly."

First Quarter 2014 Business Highlights

•
Continuing the divergence from overall market trends, revenue from mortgage products was up 35% in the first quarter over the same period last year, while total mortgage market originations fell by 50% during this time.

•
Ongoing improvements to LendingTree.com's purchase mortgage offering continued to yield impressive results, with first quarter revenue from purchase mortgage products up 148% over the same period in 2013.

•
Record revenue from non-mortgage products of $5.8 million in the first quarter, reflecting an increase of 108% over the first quarter 2013, was bolstered by the launch of new and improved products throughout 2013, including the reverse mortgage and personal loan offerings.

•
With a significantly improved mobile experience, increased conversion and monetization of our mobile traffic has enabled us to more effectively market into the mobile channel, driving notable volume increases.

Tree.com Selected Financial Metrics
$s in millions

			Q/Q		Y/Y
	Q1 2014	Q4 2013	% Change	Q1 2013	% Change
Revenue by Product
Mortgage Products (1)	$34.2	$31.7	8%	$25.3	35%
Non-Mortgage Products (2)	5.8	4.7	23%	2.8	108%
Corporate	—	—	NM	—	NM
Total Revenue	$40.0	$36.4	10%	$28.1	43%
Non-Mortgage % of Total	14%	13%		10%

Selling and Marketing Expense
Exchanges Marketing Expense (3)	$24.8	$20.1	24%	$14.6	70%
Other Marketing	2.6	2.5	4%	2.7	(4)%
Selling and Marketing Expense	$27.4	$22.6	21%	$17.3	58%

Variable Marketing Margin (4)	$15.2	$16.3	(7)%	$13.5	13%
Variable Marketing Margin % of Revenue	38%	45%		48%

Net (Loss)/Income from Continuing Operations	$(5.8)	$1.3	NM	$(0.3)	NM
Net (Loss)/Income from Cont. Ops. % of Revenue	(15)%	4%		(1)%

Adjusted EBITDA (5)	$4.5	$5.9	(24)%	$4.1	10%
Adjusted EBITDA % of Revenue (5)	11%	16%		15%

(1)	Includes the purchase mortgage, refinance mortgage and rate table products.
(2)	Includes the home equity, reverse mortgage, personal loan, auto, education, home services, insurance and personal credit products.
(3)
Defined as the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

(4)	Defined as revenue minus Exchanges marketing expense and is considered an operating metric.
(5)
Adjusted EBITDA and adjusted EBITDA % of revenue are non-GAAP measures. Please see "Tree.com's Reconciliation of Non-GAAP Measures to GAAP" and "Tree.com's Principles of Financial Reporting" below for more information.

First Quarter 2014 Financial and Operating Highlights

•
First quarter 2014 revenue of $40.0 million represents a record result and exceeded our previous guidance. This result represents an increase of $12.0 million, or 43%, over revenue in the first quarter 2013.

•
Variable marketing margin of $15.2 million in the first quarter 2014 exceeded previous guidance and represents an increase of $1.8 million, or 13%, over first quarter 2013. During the quarter, production of new television spots was completed in support of our national brand campaign, a portion of which was expensed in the quarter.

•	Adjusted EBITDA of $4.5 million represents the high end of our guidance range and reflects an increase of $0.4 million, or 10%, over first quarter 2013.

•
Working capital was $64.6 million at March 31, 2014. Working capital is calculated as current assets (including unrestricted and restricted cash) minus current liabilities (including loan loss reserves).

Business Outlook - 2014
Tree.com is providing revenue, variable marketing margin and Adjusted EBITDA guidance for the second quarter 2014 and full year 2014, as follows:

For Q2 2014:

•	Tree.com anticipates revenue to grow by 10% to 15% over second quarter 2013 revenue of $37.4 million

•	Variable Marketing Margin is anticipated to be in the range of $15.0 - $15.5 million

•	Adjusted EBITDA is anticipated to be in the range of $4.5 - $5.0 million

For full year 2014:

•	Revenue is now anticipated to grow by 15% - 18% over full year 2013, an increase from our previous guidance range of 10% - 15% growth

•	Variable Marketing Margin is anticipated to be in the range of $62 - $66 million

•	Adjusted EBITDA is anticipated to be in the range of $20 - $21 million

Quarterly Conference Call
A conference call to discuss Tree's first quarter 2014 financial results will be webcast live today at 11:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on Tree's investor relations website at http://investor-relations.tree.com/. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on Tree's investor relations website until 11:59 PM ET on Sunday May 11, 2014. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #35783424. Callers outside the United States may dial (404) 537-3406 with passcode #35783424.

TREE.COM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In thousands, except per share amounts)
Revenue	$40,036	$28,080
Costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	1,665	1,356
Selling and marketing expense	27,449	17,255
General and administrative expense	6,133	6,556
Product development	1,932	1,205
Depreciation	755	885
Amortization of intangibles	28	43
Restructuring and severance	202	(2)
Litigation settlements and contingencies	7,707	1,028
Total costs and expenses	45,871	28,326
Operating loss	(5,835)	(246)
Other income (expense):
Interest expense	—	(7)
Loss before income taxes	(5,835)	(253)
Income tax benefit (expense)	1	(20)
Net loss from continuing operations	(5,834)	(273)
Discontinued operations:
Gain from sale of discontinued operations, net of tax	—	98
Loss from operations of discontinued operations, net of tax	(574)	(2,542)
Loss from discontinued operations	(574)	(2,444)
Net loss	$(6,408)	$(2,717)

Weighted average shares outstanding:
Basic	11,142	10,967
Diluted	11,142	10,967
Net loss per share from continuing operations:
Basic	$(0.52)	$(0.02)
Diluted	$(0.52)	$(0.02)
Net loss per share from discontinued operations:
Basic	$(0.05)	$(0.22)
Diluted	$(0.05)	$(0.22)
Net loss per share attributable to common shareholders:
Basic	$(0.58)	$(0.25)
Diluted	$(0.58)	$(0.25)

TREE.COM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share amounts)

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS:
Cash and cash equivalents	$89,499	$91,667
Restricted cash and cash equivalents	24,062	26,017
Accounts receivable, net of allowance of $544 and $408, respectively	13,373	12,850
Prepaid and other current assets	1,611	1,689
Current assets of discontinued operations	527	521
Total current assets	129,072	132,744
Property and equipment, net	5,652	5,344
Goodwill	3,632	3,632
Intangible assets, net	10,656	10,684
Other non-current assets	103	111
Non-current assets of discontinued operations	100	129
Total assets	$149,215	$152,644
LIABILITIES:
Accounts payable, trade	$1,387	$4,881
Deferred revenue	25	49
Accrued expenses and other current liabilities	31,200	23,265
Current liabilities of discontinued operations	31,905	32,004
Total current liabilities	64,517	60,199
Other non-current liabilities	210	334
Deferred income taxes	4,849	4,849
Non-current liabilities of discontinued operations	306	254
Total liabilities	69,882	65,636
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; authorized 5,000,000 shares; none issued or outstanding	—	—
Common stock $.01 par value; authorized 50,000,000 shares; issued 12,675,487 and 12,619,835 shares, respectively, and outstanding 11,306,555 and 11,250,903 shares, respectively	127	126
Additional paid-in capital	905,880	907,148
Accumulated deficit	(813,941)	(807,533)
Treasury stock 1,368,932 and 1,368,932 shares, respectively	(12,733)	(12,733)
Total shareholders' equity	79,333	87,008
Total liabilities and shareholders' equity	$149,215	$152,644

TREE.COM'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Below is a reconciliation of Adjusted EBITDA and Adjusted EBITDA % of revenue to net income (loss) from continuing operations and net income (loss) from continuing operations % of revenue. See "Tree.com's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
	(In thousands)
Adjusted EBITDA	$4,481	$5,908	$4,086
Adjusted EBITDA % of revenue	11%	16%	15%
Adjustments to reconcile to net income (loss) from continuing operations:
Amortization of intangibles	(28)	(28)	(43)
Depreciation	(755)	(853)	(885)
Restructuring and severance	(202)	(83)	2
Loss on disposal of assets	(8)	(140)	(25)
Non-cash compensation	(1,616)	(1,349)	(1,433)
Discretionary cash bonus	—	—	(920)
Trust contribution	—	(350)	—
Litigation settlements and contingencies (1)	(7,707)	(2,143)	(1,028)
Other expense, net	—	(1)	(7)
Income tax benefit (provision)	1	356	(20)
Net income (loss) from continuing operations	$(5,834)	$1,317	$(273)
Net income (loss) from continuing operations % of revenue	(15)%	4%	(1)%

(1)	Includes legal fees for certain patent litigation.

TREE.COM’S PRINCIPLES OF FINANCIAL REPORTING

Tree.com reports Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below (“Adjusted EBITDA”), and Adjusted EBITDA % of revenue as supplemental measures to GAAP. These measures are primary metrics by which Tree.com evaluates the performance of its businesses, on which its marketing expenditures are based and, in the case of Adjusted EBITDA, by which management and many employees are compensated. Tree.com believes that investors should have access to the same set of tools that it uses in analyzing its results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Tree.com provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above. Tree.com is not able to provide a reconciliation of projected Adjusted EBITDA to expected reported results due to the unknown effect, timing and potential significance of the effects of the wind-down of discontinued operations and tax considerations.

Definition of Tree.com's Non-GAAP Measures

EBITDA is defined as operating income or loss (which excludes interest expense and taxes) excluding amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash intangible asset impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation, (6) adjustments for significant acquisitions or dispositions, and (7) one-time items. Adjusted EBITDA has certain limitations in that it does not take into account the impact to Tree.com’s statement of operations of certain expenses, including depreciation, non-cash compensation, legal fees for certain patent litigation and acquisition-related accounting. Tree.com endeavors to compensate for the limitations of the non-GAAP measures presented by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.

One-Time Items

Adjusted EBITDA is adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items, except for a $0.4 million contribution to a trust in Q4 2013 and a compensation charge of $0.9 million related to a discretionary cash bonus payment to employee stock option holders in Q1 2013.

Non-Cash Expenses That Are Excluded From Tree.com's Adjusted EBITDA

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock units, stock options and restricted stock. These expenses are not paid in cash and Tree.com includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with Tree.com remitting the required tax withholding amounts from its current funds.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of Tree.com and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain customers in a cost-effective manner; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2013 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About Tree.com, Inc.
Tree.com, Inc. (NASDAQ: TREE) is the parent of several brands and businesses that provide information, tools, advice, products and services for critical transactions in consumers’ lives. Our family of brands includes: LendingTree®, GetSmart®, LendingTreeAutosSM, LendingTree EducationSM and LendingTree HomeProsSM. Together, these brands serve as an ally for consumers who are looking to comparison shop for loans, autos, education, home services and other services from multiple businesses and professionals who will compete for their business.
Tree.com, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.tree.com.

Contacts:
Investor Relations
877-640-4856
tree.com-investor.relations@tree.com